                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                               DECEMBER 12, 1997


                            TITAN EXPLORATION, INC.
             (Exact name of registrant as specified in is charter)



            Delaware               000-21843               75-2671582
          (State or other         (Commission            (IRS Employer
          jurisdiction of         File Number)        Identification No.)
          incorporation)



               500 West Texas, Suite 500, Midland, Texas  79701
          (Address of principal executive offices)      (Zip Code)



              Registrant's telephone number, including area code:

                                (915) 682-6612
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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     (a) ACQUISITION OF OFFSHORE ENERGY DEVELOPMENT CORPORATION

     On December 12, 1997, Titan Offshore, Inc. ("Titan Offshore"), a Delaware corporation and a wholly-owned subsidiary of Titan Exploration, Inc. ("Titan"), a Delaware corporation, merged (the "OEDC Merger") with and into Offshore Energy Development Corporation ("OEDC"), a Delaware corporation, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated November 6, 1997 (the "OEDC Merger Agreement") among Titan, Titan Offshore and OEDC. The OEDC Merger was consummated by filing with the Secretary of State of Delaware on December 12, 1997 a certificate of merger under the General Corporation Law of the State of Delaware, which certificate of merger specified that the effective time of the merger was 11:59 p.m., Eastern Time.

     Pursuant to the OEDC Merger Agreement and as a result of the OEDC Merger:
(i) the separate corporate existence of Titan Offshore ceased, and all of the properties, rights, privileges, powers and franchises of Titan Offshore vested in OEDC, which is the surviving corporation in the OEDC Merger, and all of the debts, liabilities and duties of Titan Offshore attached to OEDC; and (ii) each share of Common Stock of OEDC, par value $.01 per share ("OEDC Common Stock"), outstanding immediately prior to the effective time of the OEDC Merger was converted into the right to receive 0.630 shares of Common Stock of Titan, par value $.01 per share ("Titan Common Stock"). The exchange ratio was determined pursuant to arms'-length negotiations between Titan and OEDC.

     Pursuant to the OEDC Merger Agreement, Titan will issue in exchange for shares of OEDC Common Stock up to approximately 5,482,187 shares of Titan Common Stock (plus cash in lieu of fractional shares).

     As of September 30, 1997, Natural Gas Partners, L.P. ("NGP") owned 4,767,407 shares (14.0%) of the outstanding Titan Common Stock and 2,209,460 shares (25.4%) of the outstanding OEDC Common Stock. R. Gamble Baldwin, a director of OEDC, is the general partner of G.F.W. Energy, L.P. ("GFW"), the general partner of NGP. David R. Albin, a director of Titan and OEDC, and Kenneth A. Hersh, a director of Titan, own limited partnership interests in GFW. Messrs. Albin, Baldwin and Hersh are three of the four managing members of the general partner of Natural Gas Partners II, L.P. ("NGP II") and also own limited partnership interests in NGP II's general partner. As of September 30, 1997, NGP II owned 5,000,777 shares (14.7%) of the outstanding Titan Common Stock. In addition to the shares of Titan Common Stock and OEDC Common Stock owned by NGP, as of September 30, 1997, Mr. Baldwin directly owned 9,100 shares and 35,041 of Titan Common Stock and OEDC Common Stock, respectively. Messrs. Albin and Hersh, who disclaim beneficial ownership of Titan Common Stock owned by NGP II, beneficially owned 115,772 shares and 67,381 shares, respectively, of Titan Common Stock and 52,596 shares and 49,012 shares, respectively, of OEDC Common Stock. Although OEDC

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informed Messrs. Albin and Baldwin from time to time on a limited basis of the general status of negotiations with Titan and, likewise, Titan informed Mr. Hersh of the general status of negotiations with OEDC, none of these individuals participated in such negotiations or the deliberations of the Board of either company in reviewing and approving the OEDC Merger.

     OEDC is an energy company that focuses on the acquisition, exploration, development and production of natural gas and on natural gas gathering and marketing activities. Pursuant to the OEDC Merger, Titan acquired proved reserves as of December 31, 1996 of 5.5 million barrels of oil equivalent.

     For additional information regarding the OEDC Merger, see the sections captioned: (i) "The Merger -- Effects of the Merger," (ii) "The Merger -- Interests of Certain Persons in the Merger," and (iii) "Certain Provisions of the Merger Agreement -- Conversion of Shares; Procedure for Exchange of Certificates; Fractional Shares," which appear on pages 25-26, 37-38, and 43-44, respectively, of the Joint Proxy Statement/Prospectus of Titan dated November 14, 1997 (the "Joint Proxy Statement/Prospectus"), and which sections are incorporated herein by reference.

     (b) ACQUISITION OF PROPERTIES FROM PIONEER NATURAL RESOURCES COMPANY

     On December 16, 1997, Titan completed the acquisition (the "Pioneer Acquisition") of certain oil and gas producing properties from Pioneer Natural Resources USA, Inc., a wholly-owned subsidiary of Pioneer Natural Resources Company ("Pioneer"). The properties, 87% of which were operated by Pioneer, are located in 46 fields in the Permian Basin of West Texas and Southeastern New Mexico and currently produce approximately 2,500 barrels of oil equivalent per day. Of the reserves, 81% are oil. Pursuant to the terms and conditions of the acquisition agreement, Titan will pay approximately $54.4 million for the properties. Titan was one of several companies submitting bids for the properties. As of September 30, 1997, NGP II owned an approximate 6.0% limited partnership interest in DNR-MESA Holdings, L.P. ("DNR"), a Texas limited partnership that currently owns approximately 15.3% of the outstanding common stock of Pioneer. Natural Gas Partners III, L.P., a fund that is under common management with NGP II and in which Messrs. Albin, Baldwin and Hersh own indirect partnership interests, also owns an approximate 8% limited partnership in DNR. Mr. Hersh, a director of Titan, is also a director of Pioneer and currently owns 4,480 shares of the Common Stock of Pioneer. Mr. Hersh did not participate in any of the negotiations of the terms of the Acquisition Agreement between Titan and Pioneer or in any of the deliberations of the Boards of either Titan or Pioneer concerning the acquisition.

Item 5.  Other Events.
         ------------

     On December 12, 1997, Titan Bayou Bengal Holdings, Inc. ("Titan Sub"), a Delaware corporation and a wholly-owned subsidiary of Titan, merged (the "Carrollton Merger") with and

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into Carrollton Resources, L.L.C. ("Carrollton"), a Louisiana limited liability company, pursuant to the terms of the Agreement and Plan of Merger dated November 4, 1997 (the "Carrollton Merger Agreement") among Titan, Titan Sub and Carrollton. The Carrollton Merger was consummated by filing with the Secretary of State of Louisiana on December 12, 1997 a certificate of merger under the Louisiana Limited Liability Company Act, which certificate of merger specified that the effective time of the merger was 11:59 p.m., local time.

     Pursuant to the Carrollton Merger Agreement and as a result of the Carrollton Merger: (i) the separate corporate existence of Titan Sub ceased, and all of the properties, rights, privileges, powers and franchises of Titan Sub vested in Carrollton, which is the surviving entity in the Merger, and all of the debts, liabilities and duties of Titan Sub attached to Carrollton; and (ii) each membership unit of Carrollton ("Carrollton Units"), outstanding immediately prior to the effective time of the Carrollton Merger was converted into the right to receive .54997910 shares of Titan Common Stock. The exchange ratio was determined pursuant to arms'-length negotiations between Titan and Carrollton.

     Pursuant to the Carrollton Merger Agreement, Titan will issue in exchange for Carrollton Membership Units up to approximately 900,000 shares of Titan Common Stock (plus cash in lieu of fractional shares).

     NGP-Louisiana Partners, L.P. ("NGP-Louisiana"), an affiliate of NGP, owns 39.7207% of Carrollton's outstanding membership units. NGP is the sole limited partner of NGP-Louisiana, and owns a 95.07% economic interest in NGP-Louisiana. The corporation serves as the general partner and owns the remaining 4.93% of NGP-Louisiana. Messrs. Albin, Baldwin and Hersh collectively own a majority of the common stock of the corporate general partner. These individuals were only informed from time to time on a limited basis of the general status of negotiations between Titan and Carrollton and did not participate in negotiations of the terms of the acquisition agreement or in the deliberations concerning the agreement of the Titan Board or the Carrollton management committee.

     Carrollton is an energy company that focuses on the exploration, development and acquisition of onshore oil and gas properties located primarily in the Gulf Coast region. Pursuant to the Carrollton Merger, Titan acquired proved reserves as of June 30, 1997 of 2.8 million barrels of oil equivalent.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

       (a) Financial Statements of Businesses Acquired.
           -------------------------------------------

          The financial statements relating to the OEDC Merger required by this item of Form 8-K have been previously reported (within the meaning thereof as defined in Rule 12b-2)

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by Titan in the Joint Proxy Statement/Prospectus and are accordingly not included herein in reliance on General Instruction B.3 to Form 8-K.

          It is impracticable to provide at this time the financial statements relating to the Pioneer Acquisition required by this item of Form 8-K. Pursuant to Rule 7(a)(4) of Form 8-K, such financial statements will be filed as soon as they are available and on or before March 1, 1998.

     (b)    Pro Forma Financial Information.
            -------------------------------

          The pro forma financial information relating to the OEDC Merger required by this item of Form 8-K has been previously reported (within the meaning thereof as defined in Rule 12b-2) by Titan in the Joint Proxy Statement/Prospectus and is accordingly not included herein in reliance on General Instruction B.3 to Form 8-K.

          It is impracticable to provide at this time the pro forma financial information relating to the Pioneer Acquisition required by this item of Form 8-
K. Pursuant to Rule 7(b)(4) of Form 8-K, such financial statements will be filed as soon as they are available and on or before March 1, 1998.


     (c)    Exhibits.
            ---------

          Exhibit 2.1 -     Amended and Restated Agreement and Plan of Merger
                            dated November 6, 1997 among Titan, Titan Offshore and OEDC (filed as Appendix I to the Joint Proxy
                            Statement/Prospectus and incorporated herein by reference).

          Exhibit 2.2 -     Agreement and Plan of Merger dated November 4, 1997
                            among Titan, Titan Sub and Carrollton (filed as
                            Exhibit 2.3 to Titan's Registration Statement on
                            Form S-4, Registration No. 333-40215, and incorporated herein by reference).

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          Exhibit 99.1 -    Sections captioned (i) "The Merger -- Effects of the
                            Merger," (ii) "The Merger -- Interests of Certain Persons in the Merger," and (iii) "Certain
                            Provisions of the Merger Agreement -- Conversion of Shares; Procedure for Exchange of Certificates; Fractional Shares," which appear on pages 25-26, 37-38, and 43-44, respectively, of the Joint Proxy Statement/Prospectus.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 23, 1997                 TITAN EXPLORATION, INC.


                                         By: /s/ Jack Hightower
                                            -----------------------------
                                            Jack Hightower, President and
                                            Chief Executive Officer

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                               INDEX TO EXHIBITS


  Exhibit
  Number                                        Exhibit
----------              --------------------------------------------------------
   2.1 -                Amended and Restated Agreement and Plan of Merger dated
                        November 6, 1997 among Titan, Titan Offshore and OEDC
                        (filed as Appendix I to the Joint Proxy
                        Statement/Prospectus and incorporated herein by reference).

   2.2  -               Agreement and Plan of Merger dated November 4, 1997
                        among Titan, Titan Sub and Carrollton (filed as Exhibit
                        2.3 to Titan's Registration Statement on Form S-4,
                        Registration No. 333-40215, and incorporated herein by reference).

   99.1 - Sections captioned (i) "The Merger --Effects of the Merger," (ii) "The Merger -- Interests of Certain Persons in the Merger," and (iii) "Certain Provisions of the Merger Agreement --Conversion of Shares; Procedure for Exchange of Certificates; Fractional Shares," which appear on pages 25-26, 37-38, and 43-44, respectively, of the Joint Proxy Statement/Prospectus.